Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ryan Hart, Chief Executive Officer and Chief Financial Officer of Zinco Do Brasil, Inc., hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that :

1.	The Quarterly Report on Form 10-Q for the period ended February 28, 2013 (the “Report”) fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zinco Do Brasil, Inc.

April 22, 2013

/s/Ryan Hart
Name: Ryan hart
Title: President and Chief Financial Officer
(principal executive and financial officer)